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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT AUDITORS OF VAXCEL, INC.

     We consent to the references to our firm under the captions "Selected Historical Financial Data of Vaxcel" and "Experts" and to the use of our report dated February 14, 1997, with respect to the financial statements of Vaxcel, Inc. included in this Registration Statement (No. 333-19125) and related Prospectus of Vaxcel, Inc.

/s/ Ernst & Young, LLP

Atlanta, Georgia
April 15, 1997